Exhibit 99.1
The First Bancshares, Inc. Reports Results for Third Quarter ended September 30, 2024
HATTIESBURG, Miss.--(BUSINESS WIRE)--October 23, 2024--The First Bancshares, Inc. (“FBMS” or “the Company”) (NYSE: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended September 30, 2024.
Highlights for the Quarter:
•Net income available to common shareholders totaled $18.6 million for the quarter ended September 30, 2024, representing a decrease of 5.7% when compared to $19.7 million for the quarter ended June 30, 2024. The Company recorded $1.0 million provision for credit losses for the quarter ended September 30, 2024 and $1.7 million provision for credit losses for the quarter ended June 30, 2024.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) increased $0.5 million, or 2.7% to $20.5 million for the quarter ended September 30, 2024 as compared to $20.0 million for the quarter ended June 30, 2024.
•Total loans increased $67.7 million during the quarter ended September 30, 2024, which represented an annualized increase of 5.2%, as compared to the quarter ending June 30, 2024.
•Annualized net interest margin increased 7 basis points to 3.33% for the quarter ended September 30, 2024 from 3.26% for the quarter ended June 30, 2024.
•Core net interest margin (non-GAAP) increased 7 basis points during the quarter ended September 30, 2024 from 3.19% to 3.26%.
•Cost of deposits averaged 183 basis points and 178 basis points for the third and second quarter of 2024, respectively.
•Past due loans to total loans were $22.8 million or 0.43% for the quarter ending September 30, 2024, compared to $20.8 million, or 0.40% for the quarter ending June 30, 2024, and $15.7 million, or 0.31% for the quarter ending September 30, 2023.
•Annualized quarter-to-date net charge-offs to total loans were $0.4 million, or 0.03% for the quarter ending September 30, 2024, compared to $0.5 million, or 0.04% for the quarter ending June 30, 2024 and $49 thousand, or 0.004% for the quarter ending September 30, 2023.
•Nonperforming assets to total assets were $25.1 million, or 0.31% for the quarter ending September 30, 2024, compared to $21.1 million, or 0.26% for the quarter ending June 30, 2024, and $22.4 million, 0.28% for the quarter ending September 30, 2023.
•On July 29, 2024, the Company entered into a definitive merger agreement (the "Merger Agreement") with Renasant Corporation ("Renasant"), the holding company for Renasant Bank, whereby the Company will merge with and into Renasant, with Renasant continuing as the surviving corporation, and immediately thereafter, the Bank will merge with and into Renasant Bank (collectively, the "Merger"). Subject to the terms and conditions of the Merger Agreement, the companies will combine in an all-stock transaction in which all shareholders of the Company will receive 1.00 share of Renasant common stock for each share of Company common stock. The Merger has been approved by each company's board of directors and shareholders and is expected to close in the first half of 2025. Completion of the Merger is subject to customary closing conditions, including the receipt of required regulatory approvals.
M. Ray “Hoppy” Cole, Jr., President and Chief Executive Officer, commented, "We were excited to announce our potential merger with Renasant Bank during the quarter. Together we create a high performing southeastern franchise with a simple community bank model, focused on building relationships and growing our business.

In addition to our merger announcement, the quarter was characterized by continued strong performance in terms of profitability and growth. Loans increased by 5.0% on an annualized basis, core operating earnings increased 2.7% quarter over quarter and our margin expanded six basis points.

We look forward to the opportunities that lie ahead and the value we hope to create for our shareholders through this strategic partnership with Renasant."
Quarterly Earnings
Net income available to common shareholders totaled $18.6 million for the quarter ended September 30, 2024, a decrease of $1.1 million, or 5.7%, when compared to $19.7 million for the quarter ended June 30, 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $0.5 million, or 2.7%, to $20.5 million for quarter ended September 30, 2024 as compared to $20.0 million for the quarter ended June 30, 2024.
The Company recorded $1.0 million provision for credit losses for the quarter ended September 30, 2024 and $1.7 million provision for credit losses for the quarter ended June 30, 2024.
Earnings Per Share
For the third quarter of 2024, diluted earnings per share were $0.59 compared to $0.62 for the second quarter of 2024 and $0.77 for the third quarter of 2023.
Diluted earnings per share, operating (non-GAAP) were $0.65 for the third quarter of 2024 compared to $0.63 for the second quarter of 2024 and $0.76 for the third quarter of 2023.
Balance Sheet
Consolidated assets increased $0.7 million to $7.966 billion at September 30, 2024 from $7.966 billion at June 30, 2024. Loans increased $67.7 million, or 1.3%, for the quarterly comparison and deposits decreased $65.4 million, or 1.0% for the quarterly comparison.
Total loans were $5.319 billion for the quarter ended September 30, 2024, as compared to $5.251 billion for the quarter ended June 30, 2024, and $5.090 billion for the quarter ended September 30, 2023, representing an increase of $67.7 million, or 1.3%, for the sequential quarter comparison, and an increase of $228.8 million, or 4.5%, for the prior year quarterly comparison.
Total deposits were $6.561 billion for the quarter ended September 30, 2024, as compared to $6.626 billion for the quarter ended June 30, 2024, and $6.480 billion for the quarter ended September 30, 2023, representing a decrease of $65.4 million, or 1.0%, for the sequential quarter comparison, and an increase of $80.7 million, or 1.2%, for the prior year quarterly comparison. Excluding a decrease in public funds of $39.8 million, deposits decreased $25.6 million, or 0.4% for the sequential quarter comparison. Non-interest bearing deposits as a percentage of total deposits decreased to 27.4% for the quarter ended September 30, 2024 compared to 28.2% for June 30, 2024.
Asset Quality
Nonperforming assets totaled $25.1 million at September 30, 2024, an increase of $4.0 million compared to $21.1 million at June 30, 2024 and an increase of $2.7 million compared to $22.4 million at September 30, 2023.
Nonaccrual loans totaled $16.3 million, an increase of $2.7 million as compared to June 30, 2024 and a decrease of $1.1 million as compared to September 30, 2023.
The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at September 30, 2024, 1.05% at June 30, 2024 and 1.05% at September 30, 2023. The ratio of annualized net charge-offs to total loans was 0.03% for the quarter ended September 30, 2024 compared to 0.04% for the quarter ended June 30, 2024 and 0.004% for the quarter ended September 30, 2023.

Third Quarter 2024 vs. Second Quarter 2024 Earnings Comparison
Net income available to common shareholders for the third quarter of 2024 decreased $1.1 million to $18.6 million compared to $19.7 million for the second quarter of 2024. The Company recorded a $1.0 million provision for credit losses for the quarter ended September 30, 2024 and $1.7 million for the quarter ended June 30, 2024.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $0.5 million, or 2.7%, to $20.5 million for quarter ended September 30, 2024 as compared to $20.0 million for the quarter ended June 30, 2024.
Net interest income for the third quarter of 2024 was $59.0 million as compared to $57.8 million for the second quarter of 2024, an increase of $1.2 million. The increase was largely due to an increase in interest income on loans and partially offset by an increase in interest expense of $1.3 million.
Third quarter 2024 net interest margin of 3.33% included 11 basis points related to purchase accounting adjustments compared to 3.26% for the second quarter in 2024, which included 12 basis points related to purchase accounting adjustments.
Core net interest margin (non-GAAP) increased 7 basis points to 3.26% for the third quarter of 2024 from 3.19% for the second quarter of 2024.
Investment securities decreased $56.5 million to $1.715 billion, or 21.5% of total assets at September 30, 2024, compared to $1.771 billion, or 22.2% of total assets at June 30, 2024. The average balance of investment securities decreased $73.1 million in sequential-quarter comparison. The average yield on investment securities decreased 9 basis points to 2.56% from 2.65% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $91.6 million at September 30, 2024 as compared to a net unrealized loss of $129.0 million at June 30, 2024.
The average yield on all earning assets increased in sequential-quarter comparison from 5.14% to 5.27%. Interest expense on average interest bearing liabilities increased 10 basis points from 2.62% for the second quarter of 2024 to 2.72% for the third quarter of 2024.
Cost of all deposits averaged 183 basis points and 178 basis points for the third and second quarter of 2024, respectively.
Non-interest income decreased $1.1 million from $13.3 million in the second quarter of 2024 to $12.2 million in the third quarter of 2024, primarily attributable to a decrease in interchange fee income of $0.4 million and decrease of $0.7 million in other charges and fees.
Non-interest expense for the third quarter of 2024 was $46.4 million compared to $44.1 million for the second quarter of 2024, an increase of $2.3 million, attributable to expenses relating to the pending merger with Renasant.
Third Quarter 2024 vs. Third Quarter 2023 Earnings Comparison
Net income available to common shareholders for the third quarter of 2024 totaled $18.6 million compared to $24.4 million for the third quarter of 2023, a decrease of $5.8 million or 23.8%. This decrease is largely attributable to a decrease in a U.S. Treasury award of $6.2 million and a decrease in other non-interest expense of $5.2 million, offset by a decrease in net interest income of $1.7 million and increases in salaries and acquisition charges of $2.3 million and $2.0 million, respectively.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $3.5 million, or 14.7%, to $20.5 million for quarter ended September 30, 2024, as compared to $24.0 million for the quarter ended September 30, 2023. This decrease is largely attributable to a decrease in a U.S. Treasury award of $6.2 million and a decrease in other non-interest expense of $5.2 million, offset by a decrease in net interest income of $1.7 million and increases in salaries of $2.3 million.
Net interest income for the third quarter of 2024 was $59.0 million, a decrease of $1.7 million or 2.8% when compared to the third quarter of 2023. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $60.0 million and $61.7 million for the third quarter of 2024 and 2023, respectively. The decrease was largely due to a decrease in purchase accounting adjustments of $2.3 million for the third quarter comparisons.

Third quarter of 2024 net interest margin was 3.33%, which included 11 basis points related to purchase accounting adjustments compared to 3.47% for the same quarter in 2023, which included 25 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 11 basis points in prior year quarterly comparison primarily due to an increase in rates on loans, partially offset by a corresponding increase in rates on interest bearing liabilities.
Non-interest income decreased $7.1 million for the third quarter of 2024 as compared to the third quarter of 2023. A decrease in U.S. Treasury awards of $6.2 million accounted for a majority of the change.
Third quarter 2024 non-interest expense was $46.4 million, a decrease of $1.3 million, or 2.8% as compared to the third quarter of 2023. Excluding acquisition charges, non-interest expense decreased $3.3 million of which salaries and employee benefits increased $2.3 million offset by a decrease in other expenses of $5.2 million.
Investment securities totaled $1.715 billion, or 21.5% of total assets at September 30, 2024, compared to $1.836 billion, or 23.3% of total assets at September 30, 2023. For the third quarter of 2024 compared to the third quarter of 2023, the average balance of investment securities decreased $168.2 million. The average yield on investment securities increased 30 basis points to 2.56% from 2.26% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $91.6 million at September 30, 2024 as compared to a net unrealized loss of $184.9 million at September 30, 2023.
The average yield on all earning assets increased 37 basis points in prior year quarterly comparison, from 4.90% for the third quarter of 2023 to 5.27% for the third quarter of 2024. Interest expense on average interest bearing liabilities increased 67 basis points from 2.05% for the third quarter of 2023 to 2.72% for the third quarter of 2024.
Cost of all deposits averaged 183 basis points for the third quarter of 2024 compared to 121 basis points for the third quarter of 2023.
Year-to-Date Earnings Comparison
In the year-over-year comparison, net income available to common shareholders decreased $5.5 million, or 8.6%, from $64.4 million for the nine months ended September 30, 2023, to $58.9 million for the same period ended September 30, 2024.

Net interest income was $174.1 million for the nine months ended September 30, 2024, a decrease of $17.5 million as compared to the same period ended September 30, 2023, primarily due to an increase in interest expense on deposits partially offset by an increase in loan interest income.

Non-interest income was $38.2 million for the nine months ended September 30, 2024, a decrease of $6.1 million as compared to the same period ended September 30, 2023. A decrease in U.S. Treasury awards of $6.2 million accounted for the change.

Non-interest expense was $133.9 million for the nine months ended September 30, 2024, a decrease of $6.4 million as compared to the same period ended September 30, 2023. The decrease was primarily due to decreased acquisition charges of $5.5 million and other non-interest expense of $8.1 million, partially offset by an increase in salaries and employee benefits of $5.0 million.
Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.25 per share to be paid on its common stock on November 22, 2024 to shareholders of record as of the close of business on November 8, 2024.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the New York Stock Exchange under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Fully-tax equivalent, or "FTE", financial metrics are measures used by management to evaluate the corresponding GAAP financial metrics in a manner that takes into account the tax benefits associated with income sources that are exempt from state or federal taxes. Core net interest margin is used by management to measure the net return on earnings assets, which includes investment securities, loans, and leases but excludes certain income and expense items that the Company's management considers to be non-core/adjusted in nature. Similarly, "operating" financial metrics, including operating efficiency ratio and operating earnings per share, are used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Management uses "tangible" financial metrics, including tangible common equity and tangible book value, to measure the value of the Company's assets net of intangible assets, such as goodwill. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).
Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of elevated interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, and risks related to the Merger, including the fluctuations of the market value of the consideration to be paid to the Company's shareholders in the Merger, the risks related to combining our businesses, expenses related to the Merger and integration of the combined entity, the risks that the Merger may not occur, and the risk of litigation related to the Merger; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/24	Quarter Ended 6/30/24	Quarter Ended 3/31/24	Quarter Ended 12/31/23	Quarter Ended 9/30/23
Total Interest Income	$93,561	$91,027	$91,663	$88,720	$85,681
Total Interest Expense	34,547	33,233	34,322	31,055	24,977
Net Interest Income	59,014	57,794	57,341	57,665	60,704
Net Interest Income excluding PPP Fee Income	59,010	57,793	57,340	57,664	60,703
FTE net interest income*	60,004	58,797	58,339	58,651	61,696
Provision for credit losses	1,000	1,650	—	1,250	1,000
Non-interest income	12,242	13,319	12,679	2,346	19,324
Non-interest expense	46,394	44,089	43,425	44,433	47,724
Earnings before income taxes	23,862	25,374	26,595	14,328	31,304
Income tax expense	5,291	5,677	5,967	3,281	6,944
Net income available to common shareholders	$18,571	$19,697	$20,628	$11,047	$24,360

PER COMMON SHARE DATA
Basic earnings per share	$0.59	$0.62	$0.66	$0.35	$0.78
Diluted earnings per share	0.59	0.62	0.65	0.35	0.77
Diluted earnings per share, operating*	0.65	0.63	0.65	0.59	0.76
Quarterly dividends per share	0.25	0.25	0.25	0.24	0.23
Book value per common share at end of period	32.11	30.83	30.45	30.22	28.57
Tangible book value per common share at period end*	21.50	20.15	19.70	19.35	17.62
Market price at end of period	32.13	25.98	25.95	29.33	26.97
Shares outstanding at period end	31,511,260	31,525,232	31,528,748	31,399,803	31,404,231
Weighted average shares outstanding:
Basic	31,516,823	31,527,592	31,475,254	31,401,612	31,405,439
Diluted	31,713,385	31,679,827	31,630,745	31,587,506	31,609,564

AVERAGE BALANCE SHEET DATA
Total assets	$7,944,553	$7,939,783	$8,005,574	$7,917,303	$7,873,345
Loans and leases	5,288,321	5,202,006	5,158,071	5,145,228	5,038,928
Total deposits	6,560,761	6,625,500	6,599,287	6,440,774	6,466,141
Total common equity	975,359	963,445	952,708	901,530	905,070
Total tangible common equity*	639,891	625,586	612,470	558,889	560,071

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.94%	0.99%	1.03%	0.56%	1.24%
Annualized return on avg assets, operating*	1.03%	1.01%	1.03%	0.95%	1.22%
Annualized pre-tax, pre-provision, operating*	1.38%	1.38%	1.33%	1.31%	1.62%
Annualized return on avg common equity, operating*	8.41%	8.29%	8.66%	8.32%	10.63%
Annualized return on avg tangible common equity, operating*	12.82%	12.76%	13.48%	13.41%	17.17%
Average loans to average deposits	80.61%	78.51%	78.16%	79.89%	77.93%
FTE Net Interest Margin*	3.38%	3.32%	3.26%	3.33%	3.52%
Efficiency Ratio	64.22%	61.14%	61.15%	72.84%	58.90%
Efficiency Ratio, operating*	60.63%	60.65%	61.14%	62.00%	56.06%
*See reconciliation of non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.05%	1.05%	1.05%	1.05%
Nonperforming assets to tangible equity + ACL	3.42%	3.05%	2.72%	3.05%	3.69%
Nonperforming assets to total loans + OREO	0.47%	0.40%	0.36%	0.39%	0.44%
Annualized QTD net charge-offs (recoveries) to total loans	0.033%	0.036%	0.006%	0.061%	0.004%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents	$214,135	$207,606	$339,964	$355,147	$197,632
Securities available for sale	1,060,014	1,124,462	1,088,568	1,042,365	1,141,971
Securities held to maturity	602,328	607,502	622,574	654,539	658,524
Other investments	52,386	39,293	34,094	37,754	35,872
Total investment securities	1,714,728	1,771,257	1,745,236	1,734,658	1,836,367
Loans held for sale	2,987	5,892	4,241	2,914	5,960
Total loans	5,318,590	5,250,893	5,139,952	5,170,042	5,089,800
Allowance for credit losses	(55,700)	(55,133)	(53,959)	(54,032)	(53,565)
Loans, net	5,262,890	5,195,760	5,085,993	5,116,010	5,036,235
Premises and equipment	177,652	179,289	181,194	182,162	183,740
Other Real Estate Owned	7,314	6,356	6,743	8,320	4,920
Goodwill and other intangibles	334,178	336,561	338,946	341,332	343,869
Other assets	252,571	263,079	261,442	258,802	275,562
Total assets	$7,966,455	$7,965,800	$7,963,759	$7,999,345	$7,884,285

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,796,746	$1,870,305	$1,836,952	$1,849,013	$1,967,661
Interest-bearing deposits	4,763,966	4,755,812	4,873,403	4,613,859	4,512,364
Total deposits	6,560,712	6,626,117	6,710,355	6,462,872	6,480,025
Borrowings	207,500	182,400	110,000	390,000	302,000
Subordinated debentures	123,645	123,558	123,472	123,386	128,300
Other liabilities	62,915	61,840	60,020	74,053	76,739
Total liabilities	6,954,772	6,993,915	7,003,847	7,050,311	6,987,064
Total shareholders’ equity	1,011,683	971,885	959,912	949,034	897,221
Total liabilities and shareholders’ equity	$7,966,455	$7,965,800	$7,963,759	$7,999,345	$7,884,285

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Interest Income:
Loans, including fees	$80,123	$76,269	$76,172	$74,357	$70,349
Investment securities	10,989	11,833	11,248	10,803	10,614
Accretion of purchase accounting adjustments	2,008	2,067	2,627	3,235	4,277
Other interest income	441	858	1,616	325	441
Total interest income	93,561	91,027	91,663	88,720	85,681
Interest Expense:
Deposits	29,763	29,247	29,182	24,489	19,314
Borrowings	2,607	1,956	3,022	4,500	3,556
Subordinated debentures	1,961	1,814	1,887	1,807	1,849
Accretion of purchase accounting adjustments	216	216	231	259	258
Total interest expense	34,547	33,233	34,322	31,055	24,977
Net interest income	59,014	57,794	57,341	57,665	60,704
Provision for credit losses	1,000	1,650	—	1,250	1,000
Net interest income after provision for credit losses	58,014	56,144	57,341	56,415	59,704

Non-interest Income:
Service charges on deposit accounts	3,709	3,334	3,367	3,447	3,646
Mortgage Income	927	972	704	582	878
Interchange Fee Income	4,460	4,893	4,195	4,593	5,280
Gain (Loss) on securities, net	225	14	(48)	(9,670)	2
Treasury Awards	—	—	—	—	6,197
Loss on sale of premises and equipment	(344)	163	—	(524)	(104)
Other charges and fees	3,265	3,943	4,461	3,918	3,425
Total non-interest income	12,242	13,319	12,679	2,346	19,324

Non-interest expense:
Salaries and employee benefits	25,131	25,045	24,508	23,717	22,807
Occupancy expense	5,659	5,490	5,714	5,688	5,343
FDIC/OCC premiums	973	1,020	1,008	1,263	1,158
Marketing	49	59	139	71	559
Amortization of core deposit intangibles	2,384	2,385	2,385	2,385	2,385
Other professional services	1,457	2,028	1,833	2,309	1,499
Acquisition and charter conversion charges	2,592	352	8	593	588
Other non-interest expense	8,149	7,710	7,830	8,407	13,385
Total non-interest expense	46,394	44,089	43,425	44,433	47,724
Earnings before income taxes	23,862	25,374	26,595	14,328	31,304
Income tax expense	5,291	5,677	5,967	3,281	6,944
Net income available to common shareholders	$18,571	$19,697	$20,628	$11,047	$24,360

Diluted earnings per common share	$0.59	$0.62	$0.65	$0.35	$0.77
Diluted earnings per common share, operating*	$0.65	$0.63	$0.65	$0.59	$0.76

*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2024	2023
Interest Income:
Loans, including fees	$232,559	$202,460
PPP loan fee income	5	210
Investment securities	34,070	33,136
Accretion of purchase accounting adjustments	6,702	14,279
Other interest income	2,915	2,128
Total interest income	276,251	252,213
Interest Expense:
Deposits	88,192	46,110
Borrowings	7,585	7,779
Subordinated debentures	5,662	6,163
Amortization of purchase accounting adjustments	663	501
Total interest expense	102,102	60,553
Net interest income	174,149	191,660
Provision for credit losses	2,650	13,250
Net interest income after provision for credit losses	171,499	178,410

Non-interest Income:
Service charges on deposit accounts	10,410	10,728
Mortgage Income	2,603	2,284
Interchange Fee Income	13,548	14,321
Gain (loss) on securities, net	191	(46)
Treasury Awards	—	6,197
(Loss) gain on sale of premises and equipment	(181)	559
Other charges and fees	11,669	10,316
Total non-interest income	38,240	44,359

Non-interest expense:
Salaries and employee benefits	74,684	69,695
Occupancy expense	16,863	15,680
FDIC/OCC premiums	3,001	2,586
Marketing	247	762
Amortization of core deposit intangibles	7,154	7,178
Other professional services	5,318	4,137
Acquisition & charter conversion charges	2,952	8,482
Other non-interest expense	23,689	31,773
Total non-interest expense	133,908	140,293
Earnings before income taxes	75,831	82,476
Income tax expense	16,935	18,066
Net income available to common shareholders	58,896	64,410

Diluted earnings per common share	$1.86	$2.04
Diluted earnings per common share, operating*	$1.93	$2.47
*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	September 30, 2024	Percent of Total	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	Percent of Total
Commercial, financial and agricultural	$716,391	13.5%	$710,808	$737,511	$765,422	$753,120	14.8%
Real estate – construction	625,521	11.8%	639,931	633,804	629,660	633,682	12.4%
Real estate – commercial	2,472,332	46.4%	2,435,853	2,356,552	2,377,864	2,317,666	45.5%
Real estate – residential	1,431,342	26.9%	1,387,102	1,330,589	1,311,395	1,298,980	25.5%
Lease Financing Receivable	1,915	—%	1,749	1,794	1,292	1,548	—%
Obligations of States & subdivisions	25,905	0.5%	27,286	28,541	29,316	29,650	0.6%
Consumer	45,184	0.8%	48,164	51,161	55,094	55,154	1.1%
Loans held for sale	2,987	0.1%	5,892	4,241	2,914	5,960	0.1%
Total loans	$5,321,577	100%	$5,256,785	$5,144,193	$5,172,957	$5,095,760	100.0%

COMPOSITION OF DEPOSITS	September 30, 2024	Percent of Total	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	Percent of Total
Non-interest bearing	$1,796,746	27.4%	$1,870,305	$1,836,952	$1,849,013	$1,967,661	30.4%
NOW and other	2,002,693	30.5%	2,075,566	2,135,343	1,914,792	1,962,383	30.3%
Money Market/Savings	1,566,648	23.9%	1,573,194	1,656,688	1,623,311	1,532,822	23.7%
Time Deposits of less than $250,000	921,056	14.0%	825,460	816,153	813,877	766,553	11.8%
Time Deposits of $250,000 or more	273,569	4.2%	281,591	265,219	261,879	250,606	3.8%
Total Deposits	$6,560,712	100%	$6,626,116	$6,710,355	$6,462,872	$6,480,025	100.0%

ASSET QUALITY DATA	September 30, 2024		June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Nonaccrual loans	$16,284		$13,553	$10,961	$10,691	$17,423
Loans past due 90 days and over	1,455		1,174	687	1,163	53
Total nonperforming loans	17,739		14,727	11,648	11,854	17,476
Other real estate owned	7,314		6,356	6,743	8,320	4,920
Total nonperforming assets	$25,053		$21,083	$18,391	$20,174	$22,396

Nonperforming assets to total assets	0.31%		0.26%	0.23%	0.25%	0.28%
Nonperforming assets to total loans + OREO	0.47%		0.40%	0.36%	0.39%	0.44%
ACL to nonperforming loans	314.00%		374.37%	463.25%	455.81%	306.51%
ACL to total loans	1.05%		1.05%	1.05%	1.05%	1.05%

Qtr-to-date net charge-offs (recoveries)	$433		$476	$73	$783	$49
Annualized QTD net chg-offs (recs) to loans	0.033%		0.036%	0.006%	0.061%	0.004%

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,269,082	$8,064	2.54%	$1,328,780	$8,868	2.67%	$1,342,644	$8,303	2.47%	$1,375,695	$7,892	2.29%	$1,419,343	$7,685	2.17%
Tax-exempt securities	445,376	3,915	3.52%	458,752	3,968	3.46%	468,432	3,944	3.37%	446,348	3,897	3.49%	463,329	3,921	3.39%
Total investment securities	1,714,458	11,979	2.79%	1,787,532	12,836	2.87%	1,811,076	12,247	2.70%	1,822,043	11,789	2.59%	1,882,672	11,606	2.47%
Int bearing dep in other banks	92,122	441	1.92%	99,290	858	3.46%	189,785	1,616	3.41%	70,193	325	1.85%	79,448	441	2.22%
Loans	5,288,321	82,131	6.21%	5,202,006	78,336	6.02%	5,158,071	78,798	6.11%	5,145,228	77,592	6.03%	5,038,928	74,626	5.92%
Total interest earning assets	7,094,901	94,551	5.33%	7,088,828	92,030	5.19%	7,158,932	92,661	5.18%	7,037,464	89,706	5.10%	7,001,048	86,673	4.95%
Other assets	849,652			850,955			846,642			879,839			872,297
Total assets	$7,944,553			$7,939,783			$8,005,574			$7,917,303			$7,873,345

Interest-bearing liabilities:
Deposits	$4,740,726	$29,979	2.53%	$4,795,120	$29,463	2.46%	$4,803,277	$29,412	2.45%	$4,533,386	$24,748	2.18%	$4,459,869	$19,572	1.76%
Borrowed Funds	214,192	2,607	4.87%	157,045	1,956	4.98%	254,505	3,023	4.75%	361,445	4,500	4.98%	296,963	3,556	4.79%
Subordinated debentures	123,596	1,961	6.35%	123,510	1,814	5.87%	123,424	1,887	6.12%	126,925	1,807	5.69%	128,251	1,849	5.77%
Total interest bearing
liabilities	5,078,514	34,547	2.72%	5,075,675	33,233	2.62%	5,181,206	34,322	2.65%	5,021,756	31,055	2.47%	4,885,083	24,977	2.05%
Other liabilities	1,890,680			1,900,663			1,871,660			1,994,017			2,083,192
Shareholders' equity	975,359			963,445			952,708			901,530			905,070
Total liabilities and
shareholders' equity	$7,944,553			$7,939,783			$8,005,574			$7,917,303			$7,873,345

Net interest
income (FTE)*		$60,004	2.61%		$58,797	2.57%		$58,339	2.53%		$58,651	2.63%		$61,696	2.91%

Net interest margin (FTE)*			3.38%			3.32%			3.26%			3.33%			3.52%

Core net interest margin*			3.26%			3.19%			3.10%			3.14%			3.27%

*See reconciliation for non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Book value per common share	$32.11	$30.83	$30.45	$30.22	$28.57
Effect of intangible assets per share	10.61	10.68	10.75	10.87	10.95
Tangible book value per common share	$21.50	$20.15	$19.70	$19.35	$17.62

Diluted earnings per share	$0.59	$0.62	$0.65	$0.35	$0.77
Effect of acquisition and charter conversion charges	0.08	0.01	—	0.02	0.02
Tax on acquisition and charter conversion charges	(0.02)	—	—	(0.01)	(0.01)
Effect of Treasury awards	—	—	—	—	(0.20)
Tax on Treasury awards	—	—	—	—	0.05
Effect on contributions/consulting/advertising related to Treasury awards	—	—	—	—	0.17
Tax on contributions/consulting/advertising related to Treasury awards	—	—	—	—	(0.04)
Loss on securities repositioning	—	—	—	0.31	—
Tax loss on securities repositioning	—	—	—	(0.08)	—
Diluted earnings per share, operating	$0.65	$0.63	$0.65	$0.59	$0.76

		Year to Date
		2024		2023
Diluted earnings per share		$1.86		$2.04
Effect of acquisition and charter conversion charges		0.09		0.27
Tax on acquisition and charter conversion charges		(0.02)		(0.07)
Effect of Treasury awards		—		(0.20)
Tax on Treasury awards		—		0.05
Effect on contributions/consulting/advertising related to Treasury awards		—		0.17
Tax on contributions/consulting/advertising related to Treasury awards		—		(0.04)
Initial provision for acquired loans		—		0.34
Tax on initial provision for acquired loans		—		(0.09)
Diluted earnings per share, operating		$1.93		$2.47

		Year to Date
		2024		2023
Net income available to common shareholders		$58,896		$64,410
Acquisition and charter conversion charges		2,952		8,482
Tax on acquisition and charter conversion charges		(747)		(2,146)
Treasury awards		—		(6,197)
Tax on Treasury awards		—		1,568
Contributions/consulting/advertising related to Treasury awards		—		5,190
Tax on contributions/consulting/advertising related to Treasury awards		—		(1,313)
Initial provision for acquired loans		—		10,727
Tax on initial provision for acquired loans		—		(2,714)
Net earnings available to common shareholders, operating		$61,101		$78,007

		Three Months Ended
Average Balance Sheet Data		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Total average assets	A	$7,944,553	$7,939,783	$8,005,574	$7,917,303	$7,873,345
Total average earning assets	B	$7,094,901	$7,088,828	$7,158,932	$7,037,464	$7,001,048

Common Equity	C	$975,359	$963,445	$952,708	$901,530	$905,070
Less intangible assets		335,468	337,859	340,238	342,641	344,999
Total Tangible common equity	D	$639,891	$625,586	$612,470	$558,889	$560,071

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Net interest income	E	$59,014	$57,794	$57,341	$57,665	$60,704
Tax-exempt investment income		(2,925)	(2,965)	(2,946)	(2,911)	(2,929)
Taxable investment income		3,915	3,968	3,944	3,897	3,921
Net Interest Income Fully Tax Equivalent	F	$60,004	$58,797	$58,339	$58,651	$61,696

Annualized Net Interest Margin	E/B	3.33%	3.26%	3.20%	3.28%	3.47%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.38%	3.32%	3.26%	3.33%	3.52%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$93,561	$91,027	$91,663	$88,720	$85,681
Tax-exempt investment income		(2,925)	(2,965)	(2,946)	(2,911)	(2,929)
Taxable investment income		3,915	3,968	3,944	3,897	3,921
Total Interest Income, Fully Tax Equivalent	G	$94,551	$92,030	$92,661	$89,706	$86,673

Yield on Average Earning Assets	R/B	5.27%	5.14%	5.12%	5.04%	4.90%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	5.33%	5.19%	5.18%	5.10%	4.95%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$10,989	$11,833	$11,248	$10,803	$10,614
Tax-exempt investment income		(2,925)	(2,965)	(2,946)	(2,911)	(2,929)
Taxable investment Income		3,915	3,968	3,944	3,897	3,921
Interest Income Investment Securities, Fully Tax Equivalent	H	$11,979	$12,836	$12,246	$11,789	$11,606

Average Investment Securities	I	$1,714,458	$1,787,532	$1,811,076	$1,822,043	$1,882,672

Yield on Investment Securities	S/I	2.56%	2.65%	2.48%	2.37%	2.26%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.79%	2.87%	2.70%	2.59%	2.47%

		Three Months Ended
Core Net Interest Margin		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Net interest income (FTE)		$60,004	$58,797	$58,339	$58,651	$61,696
Less purchase accounting adjustments		2,008	2,067	2,627	3,235	4,276
Net interest income, net of purchase accounting adj	J	$57,996	$56,730	$55,712	$55,416	$57,420

Total average earning assets		$7,094,901	$7,088,828	$7,158,932	$7,037,464	$7,001,048
Add average balance of loan valuation discount		20,306	22,341	24,675	27,573	31,269
Avg earning assets, excluding loan valuation discount	K	$7,115,207	$7,111,169	$7,183,607	$7,065,037	$7,032,317

Core net interest margin	J/K	3.26%	3.19%	3.10%	3.14%	3.27%

		Three Months Ended
Efficiency Ratio		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Operating Expense
Total non-interest expense		$46,394	$44,089	$43,425	$44,433	$47,724
Pre-tax non-operating expenses		(2,592)	(352)	(8)	(594)	(5,777)
Adjusted Operating Expense	L	$43,802	$43,737	$43,417	$43,839	$41,947

Operating Revenue
Net interest income, FTE		$60,004	$58,797	$58,339	$58,651	$61,696
Total non-interest income		12,242	13,319	12,679	2,346	19,324
Pre-tax non-operating items		—	—	—	9,708	(6,197)
Adjusted Operating Revenue	M	$72,246	$72,116	$71,018	$70,705	$74,823

Efficiency Ratio, operating	L/M	60.63%	60.65%	61.14%	62.00%	56.06%

		Three Months Ended
Return Ratios		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Net income available to common shareholders	N	$18,571	$19,697	$20,628	$11,047	$24,360
Acquisition and charter conversion charges		2,592	352	8	593	588
Tax on acquisition and charter conversion charges		(656)	(89)	(2)	(150)	(149)
Treasury awards		—	—	—	—	(6,197)
Tax on Treasury awards		—	—	—	—	1,568
Contributions/consulting/advertising related to Treasury awards		—	—	—	—	5,190
Tax on contributions/consulting/advertising related to Treasury awards		—	—	—	—	(1,313)
Loss on securities repositioning		—	—	—	9,708	—
Tax loss on securities repositioning		—	—	—	(2,457)	—
Net earnings available to common shareholders, operating	O	$20,507	$19,960	$20,634	$18,741	$24,047

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Sept 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Earnings before income taxes	P	$23,862	$25,374	$26,595	$14,328	$31,304
Acquisition and charter conversion charges		2,592	352	8	593	588
Provision for credit losses		1,000	1,650	—	1,250	1,000
Treasury awards		—	—	—	—	(6,197)
Contributions/consulting/advertising related to Treasury awards		—	—	—	—	5,190
Loss on securities repositioning		—	—	—	9,708	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$27,454	$27,376	$26,603	$25,879	$31,885

Annualized return on avg assets	N/A	0.94%	0.99%	1.03%	0.56%	1.24%
Annualized return on avg assets, oper	O/A	1.03%	1.01%	1.03%	0.95%	1.22%
Annualized pre-tax, pre-provision, oper	Q/A	1.38%	1.38%	1.33%	1.31%	1.62%
Annualized return on avg common equity, oper	O/C	8.41%	8.29%	8.66%	8.32%	10.63%
Annualized return on avg tangible common equity, operating	O/D	12.82%	12.76%	13.48%	13.41%	17.17%

		Three Months Ended
Capital Ratios		Sept 30, 2024*	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023
Common equity tier 1 (CET1) ratio		12.5%	12.4%	12.2%	12.1%	12.0%
Leverage (Tier 1) ratio		10.3%	10.0%	9.7%	9.7%	9.6%
Total risk based capital ratio		15.4%	15.3%	15.2%	15.0%	15.1%
Tangible common equity ratio		8.9%	8.3%	8.1%	7.9%	7.3%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998